                                                                  Exhibit 3.1.1

                                     [LOGO]

                                      STATE
                                       OF
                                    DELAWARE
                                     [LOGO]
                          Office of SECRETARY OF STATE

I Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing attached is a true and correct copy of Certificate of Incorporation of the "CRB Broadcasting Corporation", as received and filed in this office the fifth day of August, A.D. 1980, at 9 o'clock A.M.

                                 In Testimony Whereof, I have hereunto set my
[GRAPHIC OF SEAL]                hand and official seal at Dover this fifth day
                                 of August in the year of our Lord one thousand nine hundred and eighty.

                                 /s/ Glenn C. Kenton
                                 -----------------------------------
                                 Glenn C. Kenton, Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CRB BROADCASTING CORPORATION

                  THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the Corporation is CRB Broadcasting Corporation.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 306 South State Street, in the City of Dover, in the County of Kent, and the name of the Corporation's registered agent at such address is United States Corporation Company.

                  THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $1.00 per share, all of which shall be Common Stock. Shares of Capital stock of the Corporation may be issued by the Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors.

                  FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws. Elections of Directors need not be by ballot unless the By-Laws so provide.

                  SIXTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  SEVENTH: The Board of Directors of the Corporation may, in its discretion, submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for such purpose, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting and eligible to vote thereat (provided that a quorum shall be represented in person or by proxy at such meeting) shall be as valid and binding upon the Corporation and the stockholders as if it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  EIGHTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized, without the assent or vote of the stockholders:

                  (1) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, except as specifically stated therein;

                  (2) to fix and vary the amount to be reserved by the Corporation for any proper purpose;

                  (3) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation;

                  (4) to determine the use and disposition of any surplus or net profits of the Corporation; and

                  (5) to fix the times for the declaration and payment of dividends by the Corporation.

                  NINTH: In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation, and the By-Laws of the Corporation; provided, however, that no By-law shall invalidate any prior act of the Board of Directors which would have been valid if such By-Law had not been made.

                  TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  ELEVENTH: The Corporation reserves the right to alter, amend, change, add to or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  TWELFTH: The name and address of the incorporator is Winfield P. Jones, 405 Lexington Avenue, New York, New York 10174.

                  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 1st day of August, 1980.


                                        /s/ Winfield  P. Jones
                                        ----------------------
                                        Winfield  P. Jones
                                        Incorporator

                                     [LOGO]
                                      STATE
                                       of
                                    DELAWARE
                                     [LOGO]
                          Office of SECRETARY OF STATE

I Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of
Certificate of          Amendment
               -----------------------------------------------
filed in this office on            December 29, 1981
                       --------------------------------------.





                                        /s/ Glenn C. Kenton
                                        ------------------------

                                       Glenn C. Kenton, Secretary of State


                                       By: /s/ B. Knowles
                                           ----------------------

                                       Date: December 29, 1981
                                             --------------------



[GRAPHIC SEAL]  [STAMP]

                                                                        [STAMP]

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                          CRB BROADCASTING CORPORATION

- --------------------------------------------------------------------------------

It is hereby certified that :

         1.       The name of the corporation is CRB BROADCASTING CORPORATION.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article Fourth:

                  "FOURTH. The total number of shares which the Corporation shall have authority to issue is 11,000 shares of which (a) 10,000 shares shall be Preferred Stock, issuable in series of the par value of $100 per share and (b) 1,000 shares shall be Common Stock, of the par value of $1.00 per share.

         The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

                                PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

                  (i) The voting powers, if any, of the holders of stock of such series;

                  (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms on which such dividends shall be cumulative;

                  (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

                  (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (vi) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.

         All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

         The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                                  COMMON STOCK

         1. Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

         2. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntarily or involuntarily, all assets remaining after the payment to the holders of the preferred Stock at the time outstanding of the full amounts to which they shall be entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

         3. Each holder of the Common Stock shall have one vote in respect of each share of such stock held by him.

         4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                   Signed and attested to this day
                                   of December, 1981

                                   /s/
                                   -------------------------------
                                                       President

Attest /s/
       -------------------------
              Secretary

                               STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE


                                                                          PAGE 1

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CRB BROADCASTING CORPORATION FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 1985, AT 9 O'CLOCK A.M.


                                        /s/ Michael Harkins
                                        -----------------------------

                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:  10656340

                                                  DATE:  11/09/1985



[STAMP]

                                                        [STAMP]



                          CERTIFICATE OF AMENDMENT OF

                        CERTIFICATE OF INCORPORATION OF

                          CRB BROADCASTING CORPORATION

         It is hereby certified that:

         1. The name of the corporation is CRB BROADCASTING CORPORATION (the "Corporation").

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said paragraph the following new first paragraph of Article Fourth:

                           "FOURTH. The total number of shares of all classes of
                  stock which the Corporation shall have the authority to issue is 42,000 shares of which (a) 40,000 shares shall be Preferred Stock, issuable in series of the par value of $100.00 per share and (b) 2,000 shares shall be Common Stock, of the par value of $1.00 per share.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed and attested to this
11th day of September, 1985.
                                                  /s/
                                                  -----------------------
                                                            President

Attest:

/s/
- ---------------------------
     Secretary

                               STATE OF DELAWARE

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                                                          PAGE 1

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CRB BROADCASTING CORPORATION FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 1986, AT 9 O'CLOCK A.M.


                                        /s/ Michael Harkins
                                        -------------------------

                                        Michael Harkins, Secretary of State


                                        AUTHENTICATION: 12745935

                                                  DATE: 07/31/1990


[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CRB BROADCASTING CORPORATION

         It is hereby certified that:

         1. The name of the corporation is CRB Broadcasting Corporation (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended by adding a new article thirteenth to read as follows:

         THIRTEENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of sections 228 and 242 of the General Corporation Law of the State of Delaware.




        Signed and attested to on Sept. 17, 1986.
                                 ---------
                                               /s/
                                               ----------------------------
                                                                President

Attest:
/s/
- ------------------------------
     Secretary

                                     [LOGO]
                                                                          PAGE 1

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CRB BROADCASTING CORPORATION FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 1989, AT 9 O'CLOCK A.M.



                                         /s/ Michael Harkins
                                         --------------------------

                                         Michael Harkins, Secretary of State


                                         AUTHENTICATION:  12126446

                                                   DATE:  04/03/19?9



[STAMP]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CRB BROADCASTING CORPORATION

        The undersigned, being the President of CRB BROADCASTING CORPORATION, Delaware corporation (the "Corporation"), does hereby certify that:

        1. The certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth thereof and substituting in lieu of said paragraph the following:

                  "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000 shares of which (a) 40,000 shares shall be Preferred Stock, issuable in series with a par value of $100.00 per share, (b) 20,000 shares shall be Preferred Stock, issuable in series with a par value of $155.55 per share, and (c) 200,000 shares shall be Common Stock, with a par value of $.01 per share.

         2. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to this 28th
day of March, 1989.

                                        /s/ Edward G. Rogoff
                                        ----------------------------
                                        Edward G. Rogoff
                                        President

Attest :

/s/ Robert P. Connor
- ----------------------
Robert P. Connor
Secretary

0152y

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                       ----------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CRB BROADCASTING CORPORATION", CHANGING ITS NAME FROM "CRB BROADCASTING CORPORATION" TO "COMMODORE MEDIA, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 1995, AT 8:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                           /s/ Edward J. Freel
                            [SEAL]         -----------------------------------
                                           Edward J. Freel, Secretary of State

0897014 8100                               AUTHENTICATION: 7441899
950059186                                            DATE: 03-17-95

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CRB BROADCASTING CORPORATION

           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

     The undersigned, being the President and Chief Executive Officer of CRB Broadcasting Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1. The name of the Corporation is CRB Broadcasting Corporation.

          2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 5, 1980.

          3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation, accordingly Article One of the Certificate of Incorporation shall be amended to read as follows:

          "FIRST: The name of the Corporation is Commodore Media, Inc. (the "Corporation")."

          4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

          5. The Stockholders of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

                                   *  *  *  *

                IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 16th day of March, 1995.

                                 By: /s/ Bruce Friedman
                                     ------------------------------------
                                         Bruce A. Friedman, President and
                                         Chief Executive Officer

                             STATE OF DELAWARE                           PAGE  1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "COMMODORE MEDIA, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL , A. D . 1995, AT 10:30 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                           /s/ Edward J. Freel
                            [SEAL]         -----------------------------------
                                           Edward J. Freel, Secretary of State

0897014 8100                               AUTHENTICATION: 7479272
950086999                                            DATE: 04-20-95

                           CERTIFICATE OF AMENDED AND

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             COMMODORE MEDIA, INC.

                  Bruce A. Friedman, being the duly elected President and Chief Executive Officer of Commodore Media, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. That the Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 5, 1980 (the "Certificate of Incorporation").

                  2. That the original name of the Corporation was CRB Broadcasting Corporation.

                  3. That the Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof.

                  4. That the sole stockholder of the Corporation approved and adopted the Amended and Restated Certificate of Incorporation of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 19th day of April, 1995.

                                                By:/s/ Bruce A. Friedman
                                                   -----------------------------
                                                     Name:   Bruce A. Friedman
                                                     Title:  President and Chief
                                                             Executive Officer

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             COMMODORE MEDIA, INC.

                                  ARTICLE ONE

                  The name of the corporation is Commodore Media, Inc. (the "Corporation").

                                   ARTICLE TWO

                  The address Of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                              A. AUTHORIZED STOCK

                  The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 3,486,373 shares of capital stock, consisting of:

                  (a) 3,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common"); and

                  (b) 486,373 shares of Class B Common Stock, par value $.01 per share (the "Class B Common").

         The Class A Common and the Class B Common are hereafter collectively referred to as the "Common Stock."

        Immediately upon the filing of the Amended and Restated Certificate of Incorporation, each outstanding share of the Corporation's common stock, par value $.01 per share, shall without further action by the Corporation or the holder thereof be reclassified, changed and converted into 33,688 shares of Class A Common and 486,373 shares of Class B Common.

                                B. COMMON STOCK

                  Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations, and restrictions, as set forth herein.

                  Section 1. Dividends.

                  As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that if dividends are declared or paid in shares of Class A Common or Class B Common, the dividends payable in shares of Class A Common shall be payable to holders of Class A Common and the dividends payable in shares of Class B Common shall be payable to holders of Class B Common.

                  Section 2. Voting Rights.

                  The holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class B Common shall be entitled to eight votes per share on all matters to be voted on by the Corporation's stockholders. Except as otherwise required by applicable law, the holders of Class A Common and Class B Common shall vote together as a single class on all matters submitted to a vote of the Corporation's stockholders.

                  Section 3. Liquidation.

                  The holders of the Class A Common and the holders of the Class B Common shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                  Section 4. Conversion.

                  a.       Conversion of Class B Common.

                  Each holder of Class B Common shall be entitled at any time and from time to time to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common.

                  b. Conversion Procedure.

                  (i) Each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time and from time to time during normal business hours, together with a written notice by the holder of such Class B Common stating (a) that such holder desires to convert all the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common and (b) the name or names in which the certificate or certificates for shares of Class A Common are to be issued. To the extent permitted by law, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                  (ii) Promptly after the surrender of the certificate or certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the shares of Class A Common issuable upon such conversion and (b) a certificate representing any shares of Class B Common that were represented by the certificate or certificates delivered to the corporation in connection with such conversion but that were not converted.

                  (iii) The issuance of certificates for shares of Class A Common upon conversion of shares of Class B Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Class A Common, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Class B Common which are being converted.

                  (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of shares of Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding shares of Class B Common. The Corporation will not take any action which results in any adjustment of the number of shares of Class A Common issuable upon conversion of shares of Class B Common if the total number of shares of Class A Common issued or issuable after such action upon conversion of shares of Class B Common would exceed the total number of shares of Class A Common then authorized by the Corporation's Amended and Restated Certificate of Incorporation. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                  (v) The Corporation shall not close its books against the transfer of shares of Class B Common or of shares of Class A Common issued or issuable upon conversion of shares of Class B Common in any manner which would interfere with the timely conversion of shares of Class B Common. The Corporation shall assist and cooperate with any holder of shares of Class B Common required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Class B Common hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (vi) Shares of Class B Common which are converted into shares of Class A Common as provided herein shall not be reissued.

                  Section 5. Registration of Transfer.

                  The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  Section 6. Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 7. Adjustments.

                  If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner. Upon any adjustment made pursuant to this Section 7, then and in each such case the Corporation shall give written notice thereof to each holder of shares of Common Stock at the address of such holder as shown on the books of the Corporation.

                  Section B. Notices.

                  All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                                  ARTICLE FIVE

                  The Board of Directors of the Corporation shall have the power to adopt, amend or repeal by-laws of the Corporation, except as may be otherwise be provided in the by-laws of the Corporation.

                                  ARTICLE SIX

                  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE SEVEN

                  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE EIGHT

                  The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                                  ARTICLE NINE

                  Notwithstanding the provisions of Article Seven, the Corporation shall indemnify its directors, officers and certain other persons on the following terms:

                  (a)      Nature of Indemnity.

                           (i)      Each person who was or is made a party or is
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent) shall be indemnified and held harmless by the Corporation to the fullest extent which the Corporation is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (ii)     The Corporation may indemnify any person who
was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (iii)    To the extent that a director, officer,
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections
(a) of this Article Nine, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (b) Procedure for Indemnification of Directors and Officers. Any indemnification under section (a) of this Article Nine (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section (a) of this Article Nine. Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders of the Corporation. Any indemnification of a director or officer of the Corporation under section (a) of this Article Nine or advance of expenses under section (c) of this Article Nine shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Nine shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Expenses. Expenses (including attorneys' fees) incurred by any person described in paragraph l of this Article Nine in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors of the Corporation in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

                  (d) Nonexclusivity of Article Nine. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (e) Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article Nine.

                  (f) Merger or Consolidation. For purposes of this Article Nine references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (g) Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Nine and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

                  (h) Contract of Rights. The provisions of this Article Nine shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Nine and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Nine or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

                                  ARTICLE TEN

                  Each of the provisions of this Amended and Restated Certificate of Incorporation shall be subject to and controlled by the specific provisions of the General Corporation Law of the State of Delaware which relate to their subject matter, and any inconsistency between the provisions of this Amended and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware shall be decided in favor of the General Corporation Law of the State of Delaware.

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "COMMODORE MEDIA, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1996, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                        [SEAL]          /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

0897014 8100                            AUTHENTICATION: 7927015
960124314                                         DATE: 04-30-96

                                                                        [STAMP]


                  CERTIFICATE OF AMENDMENT TO THE AMENDED AND

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             COMMODORE MEDIA, INC.


        Bruce A. Friedman, being the duly elected President and Chief Executive Officer of Commodore Media, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                1. The Corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 20, 1995 (the "Certificate of Incorporation") .

                2. The Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the DGCL, adopted resolutions authorizing the Corporation to amend the Corporation's Certificate of Incorporation as set forth below.

                3. The stockholder of in excess of 50% of the voting power of the Corporation approved and adopted the Amendment to the Certificate of Incorporation by written consent in accordance with Sections 228 and 242 of the DGCL, and written notice of such action has been given to the non-consenting stockholders of the Corporation as provided in Section 228 of the DGCL.

                4. The text of Article Four, "A. Authorized Stock", of the Certificate of Incorporation is hereby amended to read in its entirety as follows:


                              "A. AUTHORIZED STOCK

                The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 3,586,373 shares of capital stock, consisting of;

                (a) 3,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common");

                (b) 486,373 shares of Class B Common Stock, par value $.01 per share (the "Class B Common"); and

                (c) 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                The Class A Common and the Class B Common are hereinafter collectively referred to as the "Common Stock".

                Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors of the Corporation prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, and as evidenced by a certificate of designation with respect to each such class or series of Preferred Stock filed under Section 151 of the General Corporation Law of the State of Delaware, all in accordance with the laws of the State of Delaware."


        IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 29th day of April, 1996.





                                                By:     /s/ Bruce Friedman
                                                        -----------------------
                                                Name:   Bruce A. Friedman
                                                Title:  President and Chief
                                                        Executive Officer

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "COMMODORE MEDIA, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                            /s/ Edward J. Freel
                                            ------------------------------
                               [SEAL]       Edward J. Freel, Secretary of State

0897014  8100                               AUTHENTICATION: 7929545

960126403                                             DATE: 05-01-96

                          CERTIFICATE OF DESIGNATION OF
                            PREFERENCES AND RIGHTS OF
            SENIOR EXCHANGEABLE REDEEMABLE PREFERRED STOCK, SERIES A
                           (PAR VALUE $.01 PER SHARE)

                                       OF

                              COMMODORE MEDIA, INC.


                                 ---------------

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware

                                 ---------------


                  COMMODORE MEDIA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said Board of Directors duly adopted a resolution on April 30, 1996, which approved the filing of this Certificate of Designation and which resolution remains in full force and effect as of the date hereof.

                  Pursuant to such resolution and the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation:

                  1. Certain Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Accreted Value" means, as of any date, with respect to each $1,000 principal amount at maturity of Notes: (A) if such date is prior to May 1, 1998, the sum of (1) the initial offering price of such Notes and (2) the portion of the original issue discount for such Notes (which for this purpose shall be deemed to be the excess of the principal amount over such initial offering price) which shall be amortized with respect to such Notes to but not including such date, such original issue discount to be so amortized at a rate, which together with cash interest paid on the Notes, represents a yield to maturity of 13 1/4% per annum using semi-annual compounding of such rate on each May 1, and November 1, commencing November 1, 1995, (the "semi-annual compounding dates") from the Issue Date but not including the date of determination (the following table indicates the Accreted Value at the semi-annual compounding dates with respect to each $1,000 principal amount at maturity of Notes):

         Semi-Annual                                      Accreted Value
         Compounding Date                          (per $1,000 principal amount)
         ----------------                          -----------------------------
May 1, 1996 .....................................            $901.79
November 1, 1996 ................................            $924.03
May 1, 1997......................................            $947.75
November 1, 1997.................................            $973.04

and (B) if such date occurs on or after May 1, 1998, $1,000.

                  At any time prior to May 1, 1998 and between two semi-annual compounding dates, the Accreted Value will be the sum of (1) the Accreted Value for the semi-annual compounding date immediately preceding the date of determination, and (2) the Proportionate Share (as defined below). The "Proportionate Share" is an amount equal to the product of (i) the Accreted Value for the immediately following semi-annual compounding date less the Accreted Value for the immediately preceding semi-annual compounding date times
(ii) a fraction, the numerator of which is the number of days from the immediately preceding semi-annual compounding date to the date of such determination, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control and that for so long as Susan Burden is a director and/or a Burden Entity controls, directly or indirectly, Capital Stock of the Corporation with the right to 10% of the vote of the Common

Stock then outstanding, Susan Burden and/or such Burden Entity and any Person (including affiliated trusts) controlled by any of them shall be Affiliates of the Corporation and its Subsidiaries.

                  "Agent Member" has the meaning specified in Section 17.

                  "Asset Sale" means the sale, transfer or other disposition (other than to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Corporation, (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any radio station, or part thereof, owned by the Corporation or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Corporation or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary and (ii) an aggregate amount of up to $500,000 received by the Corporation subsequent to the Issue Date in any transaction or transactions that would otherwise qualify as an Asset Sale.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale,
(i) cash received by the Corporation or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and
(d) deduction of appropriate amounts to be provided by the Corporation or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Corporation or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Corporation or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                  "Asset Swap" has the meaning specified in Section 8(C).

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (iii)(b) of Section 8(C) and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of such Section 8(C).

                  "Board of Directors" means the board of directors of the Corporation or any committee authorized to act therefor.

                  "Board Resolution" means a copy of a resolution certified pursuant to an officers' certificate to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect, and delivered to the Holder.

                  "Burden Entity" means Susan Burden, any lineal descendants of Carter Burden, any trust or estate the beneficiary of which is Susan Burden or any lineal descendants of Carter Burden or any entity owned or controlled by any of the foregoing.

                  "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Change of Control" of the Corporation will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Corporation's Common Stock, (ii) prior to a Public Equity Offering, Permitted Holders shall cease to own beneficially at least 51% of the total voting power of the Corporation's Common Stock, (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Corporation's Common Stock, and the Permitted Holders together with Bruce Friedman beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Corporation than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Corporation, (iv) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which the Common Stock of the Corporation would be converted into cash, securities or other property, other than a merger or consolidation of the Corporation in which the holders of the Common Stock of the Corporation outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Corporation.

                  "Change of Control Offer" has the meaning specified in Section 8(D).

                  "Change of Control Payment Date" has the meaning specified in
Section 8(D).

                  "Change of Control Purchase Price" has the meaning specified in Section 8(D).

                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Corporation" means Commodore Media, Inc., a Delaware corporation.

                  "Credit Facility" means Indebtedness of the Corporation and its Restricted Subsidiaries under a revolving credit facility in an aggregate principal amount not to exceed the greater of (a) $3 million or
(b) 85% of the net book value of the Corporation's and its Restricted Subsidiaries' accounts receivable.

                  "Depositary" has the meaning specified in Section 17.

                  "Disqualified Capital Stock" means any Capital Stock of the Corporation or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes or the Series A Preferred Stock, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Corporation and (ii) any Preferred Stock of the Corporation, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Corporation is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Corporation or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a Change of Control of the Corporation or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described in Section 8(K), shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "Dividend Payment Date" means May 1, August 1, November 1 and February 1, commencing November 1, 1996, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

                  "Dividend Rate" has the meaning specified in Section 3 hereof.

                  "Dividend Record Date" means a day fifteen (15) days preceding the Dividend Payment Date.

                  "Employee Notes" has the meaning specified in Section 8(B) hereof.

                  "Excess Proceeds Offer" has the meaning specified in Section 8(C) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" has the meaning specified in Section 6 hereof.

                  "Exchange Indenture" means the indenture under which the Exchange Notes may be issued and which will be substantially identical to the Indenture.

                  "Exchange Notes" means the notes which may be issued in exchange for the Series A Preferred Stock under the Exchange Indenture and which are substantially identical to the Notes.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

                  "Global Series A Preferred Stock" has the meaning specified in
Section 17 hereof.

                  "Guarantee" means the guarantee of the Corporation's obligations under the Notes pursuant to the terms of the Indenture.

                  "Guarantor" means the Restricted Subsidiaries of the Corporation which have guaranteed the Notes under the Indenture.

                  "Holder" means a registered holder of shares of Series A Preferred Stock.

                  "Holder Information" has the meaning specified in Section 6(B) hereof.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Corporation, Disqualified Capital Stock of the Corporation or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for Federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Corporation or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Indenture" means the Indenture dated as of April 21, 1995 between the Corporation, certain Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee, relating to the Notes, as amended, restated or supplemented from time to time.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable or payment plan arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude
(i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

                  "Issue Date" means the date the Notes were first issued by the Corporation and authenticated by the Trustee under the Indenture.

                  "Liquidation Preference" means $1,000 per share of Series A Preferred Stock plus, for purposes of Section 9 hereof, whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries made by the Company on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the net cash proceeds received by the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that with respect to all Investments made in an Unrestricted Subsidiary the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

                  "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Corporation, the aggregate net proceeds received by the Corporation, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of

Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Corporation which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Corporation in connection therewith).

                  "Notes" means the securities that are issued under the Indenture and called the 13 1/4% Senior Subordinated Notes due 2003.

                  "Offer Period" has the meaning specified in Section 8(C).

                  "Permitted Holders" means (i) Susan Burden, (ii) the heirs, executors, administrators testamentary, trustees, legatees or beneficiaries of Carter Burden or of any person described in (i) and (ii), and (iii) a trust, the beneficiaries of which include only persons described in (i) and (ii) and their respective spouses and lineal descendants.

                  "Permitted Indebtedness" means:

                    (i) Indebtedness of the Corporation or any Restricted Subsidiary arising under or in connection with the Credit
         Facility;

                   (ii)    Indebtedness under the Notes and the Guarantees;

                  (iii) Indebtedness not covered by any other clause of this definition which was outstanding on the date of the Indenture;

                   (iv) Indebtedness of the Corporation to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Corporation or another Restricted Subsidiary;

                    (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Corporation's consolidated total assets;

                   (vi)    Interest Rate Agreements;

                  (vii) Employee Notes to the extent permitted under the terms of clause (v) set forth in Section 8(E) in an aggregate amount outstanding at any one time not to exceed $2,500,000, provided that such Employee Notes are expressly subordinated to the Notes to the same extent as the Notes are subordinated to Senior Indebtedness (as defined in the Indenture);

                 (viii) additional Indebtedness of the Corporation not to exceed $500,000 in principal amount outstanding at any time;

                   (ix) the deferred compensation portion of the restructuring of the Employment Agreements as described in the Corporation's filings under the Exchange Act to the extent classified as Indebtedness; and

                    (x)    Refinancing Indebtedness.

                  "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of

                    (i) Investments by the Corporation, or by a Restricted Subsidiary thereof, in the Corporation or a Restricted Subsidiary;

                   (ii)    Temporary Cash Investments;

                  (iii) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Corporation or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof;

                   (iv) reasonable and customary loans made to employees not to exceed $500,000 in the aggregate at any one time outstanding; and

                    (v) an Investment that is made by the Corporation or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Corporation or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted by Section 8(C).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity.

                  "Physical Series A Preferred Stock" has the meaning specified in Section 17 hereof.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Public Equity Offering" means a public offering by the Corporation of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

                  "Purchase Date" has the meaning specified in Section 8(C) hereof.

                  "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Redemption Date" when used with respect to any shares of Series A Preferred Stock means the date fixed for such redemption of such shares of Series A Preferred Stock pursuant to Section 7 hereof.

                  "Redemption Notice" has the meaning specified in Section 7(C) hereof.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Corporation outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Corporation or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Corporation may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Corporation.

                  "Reinvestment Date" has the meaning specified in Section 8(C) hereof.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Corporation or any Restricted Subsidiary of the Corporation or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Corporation or any Restricted Subsidiary of the Corporation (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and
(y) in the case of Restricted Subsidiaries of the Corporation, dividends or distributions payable to the Corporation or to a Wholly-Owned Subsidiary of the Corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Corporation or any of its Restricted Subsidiaries (other than Capital Stock owned by the Corporation or a Wholly-Owned Subsidiary of the Corporation, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary.

                  "Required Filing Date" has the meaning specified in Section 8(A) hereof.

                  "Restricted Subsidiary" means a Subsidiary of the Corporation other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation existing as of the Issue Date. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 of the Indenture.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Preferred Stock" means the Senior Exchangeable Redeemable Preferred Stock, Series A, par value $.01 per share, of the Corporation.

                  "Series A Preferred Stock Certificate" has the meaning specified in Section 6 hereof.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

                  "Temporary Cash Investments" means (i) Investments in U.S. Government Obligations maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

                  "Trustee" has the meaning specified in the Indenture.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Corporation which is classified after the Issue Date as an Unrestricted Subsidiary by a Board Resolution; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such Subsidiary is organized in compliance with the covenant set forth in Section 8(B).

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and action as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Warrant Agreement" means the Warrant Agreement dated as of May 1, 1996 between the Corporation and IBJ Schroder Bank & Trust Company, as amended, restated or supplemented from time to time.

                  "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation.

                  2. Designation. The series of preferred stock established hereby shall be designated the "Senior Exchangeable Redeemable Preferred Stock, Series A" (and shall be referred to herein as the "Series A Preferred Stock") and the authorized number of shares of Series A Preferred Stock shall be 75,000 shares.

                  3. Dividends. Prior to April 30, 1999, Holders will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable, at the option of the Corporation, in either cash, at a rate per annum (the "Dividend Rate") of $80 per share of Series A Preferred Stock, or in shares of Series A Preferred Stock at a rate per annum of 1/10 (one-tenth) share of Series A Preferred Stock per share of Series A Preferred Stock on any Dividend Payment Date. Subsequent to April 30, 1999, Holders will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor dividends payable, at the option of the Corporation, either in cash, at a rate per annum of $100 per share of Series A Preferred Stock, or in shares of Series A Preferred Stock at a rate per annum of 1/10 (one-tenth) share of Series A Preferred Stock per share of Series A Preferred Stock on any Dividend Payment Date. In addition, after April 30, 1999, the Dividend Rate on each share of Series A Preferred Stock will increase, for each 90-day period that the Series A Preferred Stock remains outstanding, by $5, in the case of dividends paid in cash, and 5/1000 (five one-thousandths) share of Series A Preferred Stock, in the case of dividends paid in shares of Series A Preferred Stock, in each case, in excess of the rate otherwise payable, such increase payable on each subsequent Dividend Payment Date; provided, however, that at no time will the dividend rate on the Series A Preferred Stock exceed 14.00%, excluding increases in Dividend Rates or any penalty resulting from the exercise of various options by the Corporation referred to herein and a failure to comply with the Preferred Stock Registration Rights Agreement dated as of May 1, 1996. Dividends will be cumulative and will accrue from the date of issuance and be payable quarterly (except for the payment of the first dividend, which shall be semi-annually) in arrears as provided in the immediately preceding sentence on each Dividend Payment Date, commencing on November 1, 1996. Dividends, whether or not declared, will cumulate until declared and paid, when declaration and payment may be for all or part of the then-accumulated dividends. Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on each Dividend Record Date. Accrued and unpaid dividends, if any, shall not bear interest; provided, however, that accrued and unpaid dividends payable in Series A Preferred Stock will accumulate dividends to the same extent as issued shares of

Series A Preferred Stock. Dividends shall cease to accrue in respect of the Series A Preferred Stock on any Redemption Date with respect to Series A Preferred Stock redeemed on any such date.

                  Notwithstanding anything to the contrary herein, the Corporation shall not issue fractional shares of Series A Preferred Stock as dividends on shares of Series A Preferred Stock. If any fraction of a share of Series A Preferred Stock would otherwise be required to be paid to the Holders pursuant to this Section 3, the Corporation shall pay in lieu of such fractional share an amount in cash for such fractional share at a rate equal to $1,000 per whole share.

                  4. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and to any other class or series of any class of Preferred Stock of the Corporation, whether now outstanding or issued hereafter. The Corporation shall not create any class or series of Preferred Stock ranking pari passu with or senior to the Series A Preferred Stock with respect to dividends rights and rights on liquidation, winding-up and dissolution without the approval of Holders of a majority of the outstanding shares of Series A Preferred Stock.

                  5. Voting Rights. Except as required by the General Corporation Law of the State of Delaware, as provided in Section 4 hereof, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation.

                  6. Exchange. (A) The shares of Series A Preferred Stock are exchangeable in whole, or in part, at the option of the Company, on any date occurring on or after April 30, 1999 (the "Exchange Date") for the Corporation's Exchange Notes to be issued pursuant to the Exchange Indenture, which shall be substantially identical to the Indenture; provided that on the Exchange Date (i) the Exchange Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) there shall be no dividend arrearage (including all accrued but unpaid dividends payable on the Exchange Date) on the Series A Preferred Stock and (iii) no event of default under the Indenture shall have occurred and be continuing or be caused by the exchange of Series A Preferred Stock for Exchange Notes. Holders of outstanding shares of Series A Preferred Stock will be entitled to receive $1,000 principal amount of Exchange Notes in exchange for each share of Series A Preferred Stock held by them at the time of exchange. In the event that such exchange would result in the issuance of an Exchange Note in a principal amount which is not an integral multiple of $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount shall be paid to the Holder in cash.

                  (B) If the Corporation exercises the exchange privilege, the Holder of any shares of Series A Preferred Stock to be exchanged in whole or in part shall surrender the certificate representing such shares of Series A Preferred Stock (the "Series A Preferred Stock Certificate") at the office or agency then maintained by the Corporation for the transfer of the Series A Preferred Stock on or prior to 5:00 P.M. New York City time on the applicable Exchange Date, subject to the Corporation giving 10 days prior written notice of exchange in the form provided on the Series A Preferred Stock Certificate to each Holder at such office or agency that the Corporation elects to exchange its Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or the portion thereof specified in said notice. Such notice shall also request each Holder to provide the Corporation with the name or names (with addresses) in which the certificate or certificates for Exchange Notes which shall be issuable upon such exchange shall be issued, and, in such event, each Holder shall be required to pay all transfer taxes, if any, as well as any other information the Corporation deems relevant (the "Holder Information"). Each Series A Preferred Stock Certificate surrendered for exchange shall, unless the Exchange Notes issuable on exchange are to be issued in the same name as the registration of such Series A Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or his duly authorized attorney.

                  As promptly as practicable after the surrender of such Series A Preferred Stock Certificate and the receipt of the Holder Information as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the Exchange Notes issuable upon exchange of such shares of Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this Section
6. In case less than all of the shares of Series A Preferred Stock represented by a Series A Preferred Stock Certificate surrendered for exchange are to be exchanged, the Corporation shall deliver to or upon the written order of the Holder of such Series A Preferred Stock Certificate a new Series A Preferred Stock Certificate representing the shares of Series A Preferred Stock not exchanged.

                  Each exchange shall be deemed to have been effected on the applicable Exchange Date, and the person in whose name any certificate or certificates for Exchange Notes shall be issuable upon such exchange shall be deemed to have become on said date the holder of record of Exchange Notes represented thereby.

                  The dividends due on any Series A Preferred Stock surrendered for exchange during the period from the close of business on a Dividend Record Date to the opening of business on the corresponding Dividend Payment Date shall be paid to the Holder of Series A Preferred Stock, notwithstanding such exchange.

                  In the event any shares of Series A Preferred Stock shall be called for redemption, the right to exchange such shares of Series A Preferred Stock into Notes shall terminate at the close of business on the Redemption Date.

                  (C) On each Dividend Payment Date beginning with the Exchange Date, the Corporation shall calculate (and provide to each Holder within 5 Business Days of such calculation using like notice procedures as are set forth herein) the Indebtedness which may be incurred pursuant to Section 4.06 of the Indenture or Restricted Payments (as defined in the Indenture) which may be made pursuant to Section 4.09 of the Indenture. In the event the Corporation shall not exercise its ability to exchange the Series A Preferred Stock for Exchange Notes to the full extent permitted by such Sections 4.06 and 4.09, the Dividend Rate then in effect shall be increased by 400 basis points for the period that the Corporation shall not exercise such exchange privilege. No limitation on the increase in Dividend Rate set forth in Section 3 hereof shall prohibit the increase in Dividend Rate set forth above.

                  7. Redemption.

                  (A) Optional Redemption. The Series A Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Corporation in whole or, from time to time, in part, in the manner provided in Section 7(C) hereof at any time at 100% of the Liquidation Preference of the Series A Preferred Stock so redeemed, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date; provided, that, at any time the proceeds of public or private sales of common equity or preferred equity ranking junior to the Series A Preferred Stock by the Corporation, whether in one transaction or a series of related transactions, results in gross proceeds to the Corporation in excess of $20 million, and the Corporation does not exercise its option to redeem the Series A Preferred Stock in whole pursuant to this Section 7(A), (a) the Dividend Rate then in effect shall be increased by 400 basis points for the period that the Corporation shall not exercise such redemption option and (b) the Corporation shall immediately issue to each Holder, pro rata according to the number of shares of Series A Preferred Stock held by each Holder, warrants under the Warrant Agreement exercisable for shares of Class A Common Stock equal to 3.9% of the Corporation's fully diluted Common Stock (not taking into account any anti-dilution adjustments that may be required in favor of the Corporation's warrants that are outstanding on the date hereof or in favor of any warrants originally issued to any holder of Series A Preferred Stock).

                  (B) Mandatory Redemption. The Corporation shall be obligated to redeem all outstanding shares of Series A Preferred Stock on June 1, 2003 at a redemption price equal to the Liquidation Preference thereof, payable in cash, plus accrued and unpaid dividends (whether or not declared), which shall also be paid in cash (whether or not otherwise payable in cash) to the Redemption Date.

                  (C) Procedure for Redemption.

                  (i) In the event of a redemption of less than all of the Series A Preferred Stock, the shares so redeemed will be determined by the Corporation pro rata according to the number of shares held by each Holder.

                 (ii) The Corporation shall send a written notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, not fewer than fifteen (30) days nor more than sixty (60) days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (A) whether all or less than all the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares of Series A Preferred Stock being redeemed;

                  (B) the number of shares of Series A Preferred Stock held of record by that specific Holder that the Corporation intends to redeem;

                  (C) the applicable Redemption Date;

                  (D) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Corporation of the Series A Preferred Stock Certificates evidencing the shares being redeemed, be made; and

                  (E) that dividends on the shares of Series A Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

                (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series A Preferred Stock being redeemed on the applicable Redemption Date. As a condition of payment of the applicable redemption price, each Holder of Series A Preferred Stock must surrender a Series A Preferred Stock Certificate or Certificates representing the shares of Series A Preferred Stock being redeemed by the Corporation in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, on and after the applicable Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series A Preferred Stock Certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (iv) On the applicable Redemption Date, unless the Corporation defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series A Preferred Stock called for redemption. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

                  8. Covenants.

                  (A) SEC Reports.

                  So long as any of the Series A Preferred Stock remains outstanding, whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, the Corporation shall file with the SEC, to the extent permitted, the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Corporation were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required so to file such documents if the Corporation were so subject. The Corporation shall also in any event (x) within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear on the stock books of the Corporation, without cost to such Holders copies of the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Corporation were subject to such Sections and (y) if filing such documents by the Corporation with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any Holder.

                  (B) Limitation on Restricted Payments.

                  The Corporation will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment.

                  The provisions of this Section 8(B) shall not prohibit (i) the payment of any dividends, repurchases and redemption of Series A Preferred Stock in accordance with the terms hereof, (ii) the retirement of any shares of Capital Stock of the Corporation or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other shares of Capital Stock of the Corporation (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Corporation subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Corporation that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other shares of Disqualified Capital Stock, (v) the repurchase or redemption from employees of the Corporation (other than a Burden Entity) of Capital Stock of the Corporation or evidences of indebtedness of the Corporation (A) with the proceeds of a key-man life insurance policy with respect to such employee received by the Corporation or (B) upon termination of the employment, death or disability of such employee with cash or through the issuance of notes ("Employee Notes") which are subordinated to the Notes to the same extent as the Notes are subordinated to Senior Indebtedness in an amount not to exceed an aggregate of $2,500,000 (including the principal amount of any Employee Notes outstanding at any time) less any cash interest paid on the Employee Notes; provided, however that in determining the aggregate amount of repurchases or redemptions pursuant to this clause (B), such amount shall be increased (but not in excess of $2,500,000) by the amount of cash received from an employee in connection with the purchase of Common Stock, or (vi) the Net Investment of an aggregate of $1,000,000 in Unrestricted Subsidiaries.

                  (C) Limitation on Certain Asset Sales.

                  (a) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Corporation or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Corporation's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 85% of the consideration received by the Corporation or any of its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Corporation is exchanging all or substantially all of the assets of one or more broadcast stations operated by the Corporation (including by way of the transfer of Capital Stock) for all or substantially all of the assets (including by way of transfer of Capital Stock) constituting one or more broadcast stations operated by another Person (an "Asset Swap") provided that at least 85% of the consideration, if any, received by the Corporation in such Asset Swap, other than the stock and assets of broadcast station(s), is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Corporation or such Restricted Subsidiary are applied (a) first, to the extent the Corporation elects, or is required, to prepay, repay or purchase debt under any then existing Indebtedness of the Corporation or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Corporation elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Corporation or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Corporation or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset

Sale, the Available Asset Sale Proceeds exceed $4,000,000, the Corporation shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the Accreted Value of the Notes through May 1, 1998, and 100% of the principal amount thereof thereafter, in each case plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

                  (b) If the Corporation is required to make an Excess Proceeds Offer, the Corporation shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Notes with a copy to the Trustee stating, among other things: (1) that such holders of Notes have the right to require the Corporation to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the Accreted Value thereof if the purchase date is prior to May 1, 1998 and 100% of the principal amount thereafter plus accrued and unpaid interest, if any, to the date of purchase;
(2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Corporation, that each holder of Notes must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                  (1) that the Excess Proceeds Offer is being made pursuant to this Section 8(C) and the length of time the Excess Proceeds Offer will remain open;

                  (2) the purchase price and the Purchase Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

                  (5) that holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Corporation, a depositary, if appointed by the Corporation, or a paying agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (6) that holders will be entitled to withdraw their election if the Corporation, depositary or paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the holder delivered for purchase and a statement that such holder is withdrawing his election to have the Note purchased;

                  (7) that, if the aggregate principal amount of Notes surrendered by holders exceeds the Available Asset Sale Proceeds, the Corporation shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Corporation so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased);

                  (8) that, if the aggregate principal amount of Notes surrendered by holders is less than the Available Asset Sale Proceeds, the Corporation will be required to make an offer to repurchase the Series A Preferred Stock pursuant to this Section 8(C); and

                  (9) that holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Purchase Date, the Corporation shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, and deliver to the Trustee an officers' certificate stating that such Notes or portions thereof were accepted for payment by the Corporation in accordance with the terms of this Section 8(C). The Corporation, depositary or paying agent, as the case may be, shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Note tendered by such holder and accepted by the Corporation for purchase, and the Corporation shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Corporation to the holder thereof. The Corporation will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. In the event that there remain Available Asset Sale Proceeds following the consummation of an Excess Proceeds Offer, the Corporation, if and to the extent permitted by the terms of the Indenture and any such existing senior credit facility existing on the date of original issuance of the Series A Preferred Stock, may make an offer to repurchase the Series A Preferred Stock on the same basis as the offer to repurchase the Notes provided for in this Section 8(C); provided that if the Corporation elects not to so repurchase the Series A Preferred Stock to the extent permitted under the Indenture and any such existing senior credit facility, the Dividend Rate then in effect shall be increased by 400 basis points for the period that the Corporation shall fail to consummate such repurchase offer. No limitation on the increase in Dividend Rate set forth in
Section 3 hereof shall prohibit the increase in Dividend Rate set forth above. If an Excess Proceeds Offer is not fully subscribed, the Corporation may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes and Series A Preferred Stock.

                  (D) Change of Control.

                  (a) Within 20 days of the occurrence of a Change of Control, the Corporation shall notify the Trustee and the holders of Notes and Series A Preferred Stock in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes and, if and to the extent permitted by the terms of the Indenture and any other senior credit facility existing on the date of original issuance of the Series A Preferred Stock, Series A Preferred Stock (x) in the case of the Notes, at a purchase price equal to 101% of their Accreted Value, plus any accrued and unpaid interest to the Change of Control Payment Date (as hereinafter defined), in the case of a Change of Control Payment Date prior to May 1, 1998, and thereafter at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date; and (y) in the case of the Series A Preferred Stock, at a purchase price equal to the Liquidation Preference plus any accrued and unpaid dividends thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 8(D).

                  (b) Within 20 days of the occurrence of a Change of Control, the Corporation also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes and the Series A Preferred Stock, at the address appearing in the register maintained by the registrar of the Notes or the register maintained by the Corporation, in the case of the Series A Preferred Stock, a notice stating:

                  (A) that the Change of Control Offer is being made pursuant to this Section 8(D) and that all Notes and Series A

Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (B) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (C) that any Note or share of Series A Preferred Stock not tendered will continue to accrue interest or dividends, as the case may be;

                  (D) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Notes or Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest or dividends, as the case may be, on and after the Change of Control Payment Date;

                  (E) that holders accepting the offer to have their Notes or Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the Notes or Series A Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note or Series A Preferred Stock completed, to the paying agent or the Corporation at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (F) that holders will be entitled to withdraw their acceptance if the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes or number of shares of Series A Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes or Series A Preferred Stock purchased;

                  (G) that holders whose Notes or Series A Preferred Stock is being purchased only in part will be issued new Notes or Series A Preferred Stock equal in principal amount or Liquidation Preference to the unpurchased portion of the Notes or Series A Preferred Stock surrendered, provided that each Note or share of Series A Preferred Stock purchased and each such new Note or share of Series A Preferred Stock issued shall be in an original principal amount or Liquidation Preference in denominations of $1,000 and integral multiples thereof;

                  (H) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (I) the name and address of the paying agent.

                  On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment, first, Notes or portions thereof tendered pursuant to the Change of Control Offer and, second, shares of Series A Preferred Stock or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent money sufficient to pay the purchase price of all Notes and shares of Series A Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes and to the Corporation shares of Series A Preferred Stock so accepted together with an officers' certificate stating the Notes and shares of Series A Preferred Stock or portions thereof tendered to the Corporation. The paying agent shall promptly mail to each holder of Notes and Series A Preferred Stock so accepted payment in an amount equal to the purchase price for such Notes and shares of Series A Preferred Stock, and the Corporation shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount or shares of Series A Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Notes or Series A Preferred Stock surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof and that each such share of Series A Preferred Stock shall be issued with a Liquidation Preference of $1,000 and in integral multiples thereof.

                  If the Corporation or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock (including the Series A Preferred Stock), and the Corporation or such Subsidiary is required to make a Change of Control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Corporation shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock (including the Series A Preferred Stock) until such time as the Corporation shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Corporation's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes.

                  (E) Additional Covenants.

                  (i) The Corporation will not amend or waive, or solicit the consent of any person in connection with the amendment or waiver of any provision of Sections 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.18 and
6.01 of the Indenture or any related definitions (the "Covenants") without the prior written consent of the holders of a majority of the aggregate Liquidation Preference of the Series A Preferred Stock.

                 (ii) The Corporation will not redeem the Notes in whole without (a) the prior written consent of the holders of a majority of the aggregate Liquidation Preference of the Series A Preferred Stock or (b) entering into a written agreement with the holders of the Series A Preferred Stock that provides substantially the same benefits and protections that the Covenants afforded the holders of the Notes.

                (iii) The Corporation will not permit an Event of Default (as defined in the Indenture) to occur under the Indenture; provided that in the event an Event of Default (as defined in the Indenture) occurs, the Dividend Rate then in effect shall be increased by 400 basis points for the period during the continuation of such Event of Default (as defined in the Indenture).

                 (iv) The Corporation will not, and will not permit any Guarantor to, enter into any agreement which has the effect of further prohibiting the exchange of Series A Preferred Stock for Exchange Notes as provided for herein, or which has the effect of further limiting the Corporation's ability to pay cash dividends on the Series A Preferred Stock, or which has the effect of further limiting the Corporation's ability to consummate an Excess Proceeds Offer in accordance with Section 8(C) hereof, in each case, on terms that are no less favorable than any such terms under any existing agreements governing the Corporation and the Guarantors. Nothing in this subsection is intended in any way to conflict with or limit any provision under any existing agreement that the Corporation or the Guarantors are a party to or bound by as of the date hereof.

                  9. Payment on Liquidation.

                  (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the Liquidation Preference, before any distribution is made on any Common Stock or other Preferred Stock of the Corporation. After payment of the full amount of the Liquidation Preferences to which they are entitled, Holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

                  (B) For the purposes of this Section 9, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

                  10. Exclusion of Other Rights. Except as may otherwise be required by the General Corporation Law of the State of Delaware, shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Corporation's Certificate of Incorporation, as amended. No shares of Series A Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

                  11. Reissuance of Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

                  12. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  14. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designation (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  15. Notice. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices (currently located at 500 Fifth Avenue, Suite 3000, New York, New York 10110.

                  16. Amendments. This Certificate of Designation may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that such amendment does not adversely affect the rights of any Holder. Any provisions of this Certificate of Designation may be amended by the Corporation with the written consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock.

                  17. Book-Entry Provisions for Series A Preferred Stock. (a) Series A Preferred Stock registered in global form ("Global Series A Preferred Stock") will (i) be registered in the name of The Depository Trust Company (the "Depositary") or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear customary legends as required by the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights hereunder with respect to any Global Series A Preferred Stock held on their behalf by the Depositary or its custodian, or under the Global Series A Preferred Stock, and the Depositary may be treated by the Corporation and any agent of the Corporation as the absolute owner of the Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation or any agent of the Corporation from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Series A Preferred Stock.

                  (b) Transfers of Global Series A Preferred Stock shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Series A Preferred Stock may be transferred or exchanged for physical Series A Preferred Stock (the "Physical Series A Preferred Stock") in accordance with the rules and procedures of the Depositary. In addition, Physical Series A Preferred Stock shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Series A Preferred Stock if the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for any Global Series A Preferred Stock and a successor depositary is not appointed by the Corporation within 90 days of such notice.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Series A Preferred Stock to beneficial owners pursuant to paragraph (b), the Corporation shall (if one or more Physical Series A Preferred Stock Certificates are to be issued) reflect on its books and records the date and a decrease in the amount of shares of the Global Series A Preferred Stock in an amount equal to the amount of shares of the beneficial interest in the Global Series A Preferred Stock to be transferred, and the Corporation shall execute one or more Physical Series A Preferred Stock Certificates of like tenor and amount.

                  (d) In connection with the transfer of Global Series A Preferred Stock as an entirety to beneficial owners pursuant to paragraph (b), the Global Series A Preferred Stock shall be deemed to be surrendered to the Corporation for cancellation, and the Corporation shall execute and deliver to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Series A Preferred Stock an equal aggregate amount of shares of Physical Series A Preferred Stock of authorized denominations.

                  (e) Any Physical Series A Preferred Stock delivered in exchange for an interest in Global Series A Preferred Stock pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided herein, bear an appropriate legend, if required.

                  (f) The Holder of any Global Series A Preferred Stock may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take hereunder.

                  (g) Notwithstanding anything to the contrary herein, all transfers of interests in Global Series A Preferred Stock must be made to a "qualified institutional buyer" as such term is defined in Rule 144A promulgated under the Securities Act.

                  The Corporation will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

                  IN WITNESS WHEREOF, Commodore Media, Inc. has caused this Certificate of Designation of Preferences and Rights of its Series A Preferred Stock to be signed and attested by its duly authorized officers, this 1st day of May, 1996.


                                        COMMODORE MEDIA, INC.



                                        By:
                                            ------------------------------------
                                            Name: Bruce A. Friedman
                                            Title:  President and Chief
                                                    Executive Officer

ATTEST:


By:
    --------------------------------
    Name: James J. Sullivan
    Title:  Chief Financial Officer